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                                                                   EXHIBIT 23(B)


              CONSENT OF INDEPENDENT ACCOUNTANTS OF POLYGRAM N.V.



     We consent to incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of The Seagram Company Ltd. and Joseph E. Seagram & Sons, Inc. of our Report dated February 11, 1998, relating to the Consolidated Balance Sheets of PolyGram N.V. as of December 31, 1996 and 1997, and the related Consolidated Statements of Income, Consolidated Statements of Cash Flows and Consolidated Statements of Changes in Shareholders' Equity for each of the years in the three-year period ended December 31, 1997 of PolyGram N.V., incorporated by reference in The Seagram Company Ltd.'s Form 8-K dated August 25, 1998, as amended. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.



                                          /s/ KPMG Accountants N.V.


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                                          KPMG Accountants N.V.


October 30, 1998


Amsterdam, The Netherlands